UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2014

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33691	33-0974674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47448 Fremont Boulevard, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Sale of Shares by Chief Executive Officer

On November 10, 2014, James F. Brear, President and Chief Executive Officer of Procera Networks, Inc. (the “Company”), sold an aggregate of 15,000 shares of the Company’s common stock on the open market at prevailing market prices pursuant to a plan adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Mr. Brear sold the shares in order to cover his withholding tax obligations in connection with the vesting of 30,000 shares of restricted stock granted to Mr. Brear in November 2011 that vested in full on November 10, 2014.

Stock Ownership Policy

On August 27, 2014, the Company’s Board of Directors (the “Board”) adopted the Procera Networks, Inc. Stock Ownership Policy (the “Stock Ownership Policy”), which applies to each of the Company’s executive officers and non-employee directors.  The purpose of the Stock Ownership Policy is to further align the long-term interests of the Company’s executive officers and directors with the other Company stockholders.

  The Stock Ownership Policy provides that the Company’s Chief Executive Officer should hold a number of shares of the Company’s common stock equal to the lesser of: (1) shares valued at three times his initial annual base salary; and (2) 115,000 shares (subject to adjustment for stock splits, recapitalizations and similar transactions), and that each of the Company’s other executive officers should hold a number of shares of the Company’s common stock equal to the lesser of: (a) shares valued at the executive officer’s annual base salary; and (b) 25,000 shares (subject to adjustment for stock splits, recapitalizations and similar transactions).  The Stock Ownership Policy further provides that each of the Company’s non-employee directors should hold a number of shares of the Company’s common stock equal to the lesser of: (i) shares valued at three times the initial cash retainer payable to the non-employee director for service on the Board (but not on any Board committees); and (ii) 7,500 shares (subject to adjustment for stock splits, recapitalizations and similar transactions).  For purposes of the Stock Ownership Policy, shares subject to stock options or unvested restricted stock units and shares of unvested restricted stock are not included in the calculations.

To provide the Company’s executive officers and non-employee directors with time to comply with the Stock Ownership Policy, the Board determined that the Company’s executive officers and non-employee directors generally have until August 27, 2019 to meet the applicable ownership thresholds, provided that new executive officers and non-employee directors will have five years from the date of their designation as an executive officer or the date of their election or appointment as a non-employee director to meet the applicable ownership thresholds under the Stock Ownership Policy.  Under the Stock Ownership Policy, the Company’s executive officers and non-employee directors are expected to use a portion of the shares of common stock obtained upon the exercise of stock options and the vesting of restricted stock units and the shares of restricted stock received to meet these thresholds. Accordingly, the Stock Ownership Policy provides that, (a) until an executive officer  achieves and maintains the applicable stock ownership level, he or she must retain 20% of the shares he or she receives as a result of the exercise, vesting or payment of any equity awards awarded by the Company to him or her, after shares are sold or withheld, as applicable, to pay the exercise price or satisfy any tax withholding obligations with respect to the award; and (b) until a non-employee director achieves and maintains the applicable stock ownership level, he or she must retain 20% of the shares he or she receives as a result of the exercise, vesting or payment of any equity awards awarded by the Company to him or her.

The Compensation Committee of the Board may amend Stock Ownership Policy at any time in its discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014	Procera Networks, Inc.

	By:	/s/ Charles Constanti
	Name:	Charles Constanti
	Title:	Chief Financial Officer and Principal Accounting Officer